Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 3rd day of April 2016, by and between, Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, on February 24, 2016, pursuant to certain subscription agreements, each by and between, the Company and an investor (including, the Investor) (each, a “Subscription Agreement”) and that certain Registration Statement on Form S-1, File No. 333-207761, the Company issued to the Investor units consisting of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and a warrant to purchase such aggregate number of shares of Common Stock as set forth on the signature page of the Investor (the “Original Warrant”, as exercised, the “Original Warrant Shares”, and such transaction, the “Original Offering”);

WHEREAS, in exchange for such portion of the Original Warrant which is exercisable into such aggregate number of shares of Common Stock as set forth on the signature page of the Investor (the “Exchanging Warrant”, as exercised, the “Exchanging Warrant Shares”, and such remaining portion of the Original Warrant not being exchanged hereunder, if any, the “Remaining Warrant”, and such Remaining Warrant, as exercised, the “Remaining Warrant Shares”), the Company desires to issue to the Investor such aggregate number of shares of Common Stock (the “Exchange Shares”) (calculated at the Exchange Rate (as defined below)) as set forth on the signature page of the Investor;

WHEREAS, the Company consummated a 1 for 35 reverse stock split prior to the date hereof (the “Reverse Stock Split”).

WHEREAS, the exchange of the Original Warrant for the Exchange Shares and the Remaining Warrant, if any, is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Original Warrant for the Exchange Shares and the Remaining Warrant, if any. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1 At or prior to the Closing, the Investor shall tender to the Company a copy (which may be delivered by facsimile or electronic mail) of the Original Warrant (or a duly executed and delivered lost warrant affidavit, in form and substance reasonably satisfactory to the Company) and the Original Warrant shall be free and clear of all Liens (as defined below). Upon receipt of the Exchange Shares in accordance with Section 1.2, all of the Investor’s rights under the Exchanging Warrant shall be extinguished.

1.2 On or prior to the third (3rd) Trading Day after the Closing Date (x) the Investor shall deliver the Original Warrant (or duly execute and deliver a lost warrant affidavit, in form and substance reasonably satisfactory to the Company) to the Company, (y) the Company shall deliver the original certificate evidencing the Remaining Warrant to the Investor and (z) in exchange for the Exchanging Warrant, the Company shall credit the Exchange Shares to the Investor or its designee’s balance account with the Depository Trust Company (“DTC”) in accordance with the DTC instructions delivered by the Investor to the Company on or prior to the Closing Date. On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Shares, irrespective of the date such Exchange Shares are credited to the Investor’s or its designee’s balance account with DTC in accordance herewith.

1.3 The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4 For the avoidance of doubt, the parties hereto herby acknowledge and agree that all numbers of shares of Common Stock and warrants to purchase shares of Common Stock referenced herein have been adjusted to reflect the occurrence prior to the date hereof of the Reverse Stock Split.

1.5 The Investor hereby waives Section 18 of each of the Subscription Agreements, solely with respect to the transactions contemplated hereby and any other transaction with other holders of Warrants (as defined in the Subscription Agreement) on the same terms as this Agreement (other than the identity of the investor, proportional changes for number of Warrants held by such Person (as defined in the Original Warrant) and reimbursement of legal fees and expenses, if any) (collectively with the transactions contemplated hereby, the “Permitted Exchange Transactions”).

2. Exchange Rate. One Exchange Share will be issued for each portion of the Exchanging Warrant exercisable into 2.584 shares of Common Stock as of the Closing Date (the “Exchange Rate”); provided, that any fractional number of Exchange Shares or Remaining Warrant Shares shall be rounded to the nearest whole number.

3. The Closing(s). Subject to the conditions set forth below, the Exchange shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on the date hereof or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”).

4. Closing Conditions.

4.1 Condition’s to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Issuance of Securities. At the Closing, the Company shall issue the Exchange Shares and the Remaining Warrant on the books and records of the Company.

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

4.2 Condition’s to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Deliverables. At or prior to the Closing, the Investor shall have tendered to the Company a copy (which may be delivered by facsimile or electronic mail) of the Original Warrant (or a duly executed and delivered lost warrant affidavit, in form and substance reasonably satisfactory to the Company).

(c) Waiver. The Company shall have obtained the waiver of the Required Investors to Section 18 of the Subscription Agreements with respect to the Permitted Exchange Transactions.

(d) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(e) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), the Exchange, and the issuance of the Exchange Shares, the Remaining Warrant and the Remaining Warrant Shares (collectively, the “Securities”) have been taken on or prior to the date hereof.

5.3 Valid Issuance of the Securities. The Exchange Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable. Subject to the truth and accuracy of the Investor’s representations set forth in Section 6 of this Agreement, the Exchange Shares are freely tradeable and shall not be required to bear any 1933 Act legend. The Remaining Warrant when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein and therein, will be duly and validly issued. The Remaining Warrant Shares, when issued and delivered in accordance with the terms of this Agreement and the Remaining Warrant, will be duly and validly issued, fully paid and non-assessable.

5.4 Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 6 of this Agreement, the offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

5.5 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation.

5.6 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

5.7 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Exchange Shares and the Remaining Warrant. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

5.8 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Exchanging Warrants or any of the Company’s officers or directors in their capacities as such.

5.9 No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

5.10 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

5.11 Disclosure. Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the Exchange Securities.

6. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

6.1 Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

6.2 Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.3 Reliance on Exemptions. The Investor understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

6.4 Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the

Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

6.5 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.6 Validity; Enforcement; No Conflicts . This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.7 Ownership of Original Warrant. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Original Warrant free and clear of all rights and Liens (as defined below). The Investor has full power and authority to transfer and dispose of the Original Warrant to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person to acquire all or any part of the Original Warrant or any Original Warrant Shares. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

6.8 No Consideration Paid. No commission or other remuneration has been paid by the Investor (or any of its agents or affiliates) to the Company related to the Exchange.

7. Additional Covenants

7.1 Disclosure. The Company shall, on or before 8:30 a.m., New York City Time, on the first business day after the date of this Agreement, issue a press release and/or Current Report on Form 8-K (collectively, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate.

7.2 Mutual Release. Effective as of the Closing Date, each party hereto on behalf of itself and its affiliates (collectively, the “Releasing Parties”) hereby unconditionally release and forever discharge the other party hereto, including, but not limited to, all of such other party’s present and former subsidiaries, affiliate companies, shareholders, officers, directors, employees, attorneys and agents (collectively, the “Released Parties”), from any and all causes of action demands claims contracts, encumbrances, liabilities, obligations, expenses, losses, and rights of every nature and description, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent or actual, asserted or that might have been asserted (“Claims”) which the Releasing Parties now have, have ever had or may hereafter have, accruing or arising contemporaneously with, or before the date hereof, including all Claims based upon, arising out of, or in any way relating to, the Exchanging Warrant. For the avoidance of doubt, this mutual release shall not release any Releasing Party of its obligations, if any, under this Agreement, the Remaining Warrant or any other Transaction Document.

7.3 Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Common Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Common Shares from time to time issuable under the terms of the Transaction Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.4.

7.4 Holding Period. For the purposes of Rule 144 of the 1933 Act, the Company acknowledges that the holding period of the Original Warrant may be tacked onto the holding period of the Exchange Shares, the Remaining Warrant and (assuming a cashless exercise of the Remaining Warrant, the Remaining Warrant Shares) and, and the Company agrees not to take a position contrary to this Section 7.4. In addition, subject to the truth and accuracy of the Investor’s representations set forth in Section 6 of this Agreement, the Exchange Shares shall take on the unrestricted characteristics of the Exchanging Warrants and the Company agrees not to take a position to the contrary.

7.5 Transfer Restrictions. The Investor agrees, on behalf of itself and each affiliate (as defined in Rule 405 under the 1933 Act) of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), that the Investor will not, and will cause each of its Trading Affiliates not to, for a period of three (3) Trading Days commencing on the Closing Date, sell, dispose or otherwise transfer more than their pro-rata portion of 30% of the daily trading volume of the Common Stock for any Trading Day; provided, however, that the provisions of this sentence shall not apply to any sale, disposal or other transfer at a price greater than $7.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof). The pro-rata portion of each Investor and its Trading Affiliates shall be calculated as the quotient of (A) the number of shares of Common Stock acquired by the Investor and its Trading Affiliates in the Exchange divided by (B) the aggregate number of shares of Common Stock issued by the Company in the Permitted Exchange Transactions. As used herein, “Trading Day” means any day on which the Common Stock is traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded. The provisions of this Section 7.5 may be amended or waived only in a writing signed by (i) the Company and (ii) each Investor who, together with its Trading Affiliates, acquired any shares of Common Stock in Permitted Exchange Transactions (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) (the “Required Persons”); provided, however, that no such amendment or waiver shall be effective as to any other Person until it has received written notice thereof from the Company, which notice may be given pursuant to a generally disseminated press release.

7.6 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

7.7 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8. Miscellaneous

8.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Great Basin Scientific, Inc.

2441 South 3850 West

Salt Lake City, UT 84120

Telephone: (801) 990-1055 ext. 112

Facsimile: (801) 990-1051

Attention: Jeff Rona

With a copy to:

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, CO 80202

Telephone: (303) 352-1133

Facsimile: (303) 629-3450

Attention: Jason K. Brenkert, Esq.

Email: brenkert.jason@dorsey.com

and

Kelley Drye & Warren LLP

101 Park Avenue

New York, NY 10178

Telephone: 212-808-7540

Facsimile: (212) 808-7897

Attention: Michael Adelstein, Esq.

Email: madelstein@kelleydrye.com

If to the Investor, to its address, facsimile number and e-mail address set forth on its signature page hereto,

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

8.5 Finder’s Fees . Except for fees payable by the Company to Persons designated by the Company, each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Investor shall indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.6 Amendments and Waivers . Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

8.7 Severability . If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.8 Entire Agreement . This Agreement represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

8.9 Counterparts . This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

8.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.12 Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Securities.

8.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.15 Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any other holder of warrants to purchase Common Stock (each, an “Other Investor”), and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any agreement (whether similar to this agreement or otherwise) (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

8.16 Equal Treatment Acknowledgement; Most Favored Nations. The parties hereto herby acknowledge and agree that, in accordance with Section 16 of each Subscription Agreement, the Company is obligated to present the terms of this offering to each Other Investor; provided that any such Permitted Exchange Transaction with any such Other Investor shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the Exchange (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 8.16 shall apply similarly and equally to each Settlement Document.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name:
Title:

Address for Notices:

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